UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 18, 2009

SPORTS PROPERTIES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-33918		74-3223265
(Commission File Number)		(I.R.S. Employer Identification No.)

437 MADISON AVENUE

NEW YORK, NEW YORK 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2009, Sports Properties Acquisition Corp., a Delaware corporation (“Sports Properties”), entered into a Framework Agreement (the “Framework Agreement”) with an affiliate, Medallion Financial Corp., a Delaware corporation (“Medallion”).

The following summaries of the transactions contemplated by the Framework Agreement (the “Framework Transactions”) and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Upon the consummation of the Framework Transactions, Sports Properties intends to continue its business as a corporation that acquires and actively manages taxicab medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry. Consummation of the Framework Transactions are conditioned upon, among other things, the approval by Sports Properties’ stockholders and warrantholders of certain amendments to Sports Properties’ certificate of incorporation and warrants, respectively. Sports Properties’ warrantholders will be asked to amend their respective warrants to, among other things, (i) increase the exercise price from $7.00 to $12.00 per share in exchange for extending the warrant expiration by three years to January 17, 2015, (ii) increase the price at which Sports Properties’ common stock must trade before Sports Properties is able to redeem the warrants it issued in its initial public offering (“IPO”) from $14.25 to $18.75 and (iii) eliminate the cashless exercise feature of the warrants Sports Properties issued in its IPO.

In connection with the Framework Transactions, Medallion has agreed to cancel, prior to or upon the consummation of the Framework Transactions, all of the shares of common stock that it acquired prior to Sports Properties’ IPO that it still owns for no consideration. Sports Properties is in discussions with certain of its other stockholders who acquired shares of Sports Properties’ common stock prior to its IPO to have such stockholders cancel certain of their respective shares so that such stockholders will own no more than 25,000 shares in the aggregate following consummation of the Framework Transactions.

The Framework Transactions are expected to be completed on or prior to January 17, 2010, pending approval by Sports Properties’ stockholders and warrantholders and subject to certain closing conditions, as described herein and in the Framework Agreement. It is anticipated that, subject to stockholder approval, Sports Properties will change its name to Medallion Management, Inc.

The Charter Amendments

In the prospectus included in the registration statement for Sports Properties’ IPO, Sports Properties undertook to consummate an initial “Business Combination” in which Sports Properties would acquire, by merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar type of transaction or a combination of the foregoing, the assets of one or more domestic or international operating businesses or one or more domestic or international operating businesses in the sports, leisure and entertainment industries having, collectively, a fair market value (as determined in accordance with the requirements of Sports Properties’ charter) of at least 80% of Sports Properties’ net assets at the time of such business combination.

In the proposed transactions set forth in the Framework Agreement, Sports Properties is not acquiring one or more assets or control of one or more operating businesses. Rather, the Framework Agreement, among other things, sets forth the steps to be taken by Sports Properties to continue its business as a corporation that acquires and actively manages taxicab medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry. Accordingly, the proposed Framework Transactions do not satisfy the above requirements as originally contemplated by Sports Properties’ IPO prospectus and as set forth in Sports Properties’ certificate of incorporation. However, Sports Properties considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to its public stockholders as continuing its business as what Sports Properties believes will be the only publicly traded company in the United States focused exclusively on the ownership, operation and active management of taxicab medallions, and the delivery of services to the taxi industry. Accordingly, Sports Properties is proposing to amend the terms of its certificate of incorporation to provide that the consummation of the Framework Transactions will also constitute a “Business Combination” under its certificate of incorporation.

In addition, Sports Properties’ certificate of incorporation does not allow it to consummate a “Business Combination” with an entity that is affiliated with any of its stockholders that acquire shares prior to Sports Properties’ IPO or its officers or directors. Medallion is the other party to the Framework Agreement and is affiliated with certain of Sports Properties’ officers and directors and also acquired shares of Sports Properties’ common stock prior to Sports Properties’ IPO. Sports Properties’ board of directors believes consummating the Framework Transactions is in the best interests of its public stockholders. As a result, Sports Properties is proposing to amend the terms of its certificate of incorporation to remove the prohibition to allow it to complete the Framework Transactions with Medallion.

The certificate of incorporation of Sports Properties also states, and Sports Properties disclosed in its IPO prospectus, that Sports Properties would not consummate a “Business Combination” if the holders of 30% or more of the common stock issued in its IPO (the “IPO Shares”) outstanding voted against a “Business Combination” and exercised conversion rights with respect to those shares. Sports Properties is proposing to amend the terms of its certificate of incorporation to increase the 30% threshold to 50% so that Sports Properties can still consummate a “Business Combination” if the holders of 50% or less of the IPO Shares outstanding vote against a “Business Combination” and exercise conversion rights.

Sports Properties is also requesting its stockholders to approve an amendment to its certificate of incorporation so that conversion rights are extended to holders of IPO Shares that vote either “FOR” or “AGAINST” the Framework Transactions.

If the foregoing amendments to Sports Properties’ certificate of incorporation (collectively, the “Initial Charter Amendment”) are approved by Sports Properties’ stockholders, Sports Properties’ stockholders will be asked to approve (i) the Framework Transactions (and to approve a related amendment to the agreement that governs its trust account to allow for the release of funds from the trust account once the Framework Transactions are consummated) and (ii) an amendment to Sports Properties’ certificate of incorporation to provide for its perpetual existence (the “Second Charter Amendment”).

In addition to voting to approve the Initial Charter Amendment and the Second Charter Amendment, Sports Properties’ stockholders will vote on proposals to approve amendments to Sports Properties’ certificate of incorporation which (i) eliminate certain provisions applicable only to special purpose acquisition corporations and (ii) revise certain other provisions in anticipation of its existence as an operating business (the “Third Charter Amendment” and together with the Initial Charter Amendment and the Second Charter Amendment, the “Charter Amendments”).

Copies of the forms of the Initial Charter Amendment, the Second Charter Amendment and the Third Charter Amendment are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing description of the Charter Amendments is qualified in its entirety by reference to the full text of the Charter Amendments.

The Framework Agreement

The description of the Framework Agreement herein is disclosure required under federal securities law. However, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sports Properties or Medallion or their respective subsidiaries or affiliates, as applicable. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Framework Agreement, which subsequent information may or may not be fully reflected in public disclosures by Sports Properties or Medallion. The representations, warranties and covenants contained in the Framework Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Framework Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Framework Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Transactions Set Forth in the Framework Agreement

The Framework Agreement sets forth the steps Sports Properties will take to continue its business as a corporation that will acquire and actively manage taxicab medallions, lease the medallions to fleet taxi operators, operate, on a selective basis, the taxicab fleets associated with those medallions and provide a range of services to and otherwise participate in the taxi industry. In particular, Sports Properties will submit proposals to approve the Charter Amendments, an equity incentive plan and the amendment of Sports Properties’ warrants to Sports Properties’ stockholders and warrantholders for their consideration. Sports Properties intends to enter into agreements with its IPO underwriters to revise the compensation they will receive upon consummation of the Framework Transactions. It will also enter into (i) a transitional services agreement with Medallion pursuant to which Medallion will provide Sports Properties with back office, administrative, transaction origination and management services, (ii) amendments to each of the letter agreements between Sports Properties, Banc of America Securities LLC and each of the stockholders that acquired Sports Properties’ common stock prior to its IPO, pursuant to which each such stockholder agrees to amend the definition of “Business Combination” and Medallion and the other such stockholders agree to surrender certain of their shares prior to or upon consummation of the Framework Transactions and (iii) certain ancillary documents.

Closing of the Transactions Contemplated by the Framework Agreement

The closing of the Framework Transactions will take place as soon as practicable following the satisfaction or waiver of all conditions described below under the subsection entitled “—Conditions to Closing,” or at such other time as Sports Properties and Medallion mutually agree. At the closing Sports Properties and Medallion have agreed to deliver to each other various transaction documents duly executed.

Representations and Warranties

The Framework Agreement contains representations and warranties of Sports Properties relating, among other things, to:

•	due organization and similar corporate matters;

•	capital structure;

•	due authorization and execution, and enforceability;

•	consents and approvals; no violations;

•	Securities and Exchange Commission (“SEC”) reports, financial statements and Sarbanes-Oxley Act;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	contracts;

•	litigation;

•	permits and compliance with applicable laws;

•	tax matters;

•	assets and properties;

•	transactions with affiliates;

•	employee matters;

•	required votes of Sports Properties’ stockholders and warrantholders;

•	Sports Properties’ trust account; and

•	brokers.

The Framework Agreement also contains representations and warranties of Medallion relating, among other things, to:

•	due organization and similar corporate matters;

•	due authorization and execution, and enforceability;

•	consents and approvals; no violations;

•	litigation; and

•	brokers.

Covenants

Sports Properties and Medallion have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the transactions contemplated by the Framework Agreement. Sports Properties has also agreed to continue to operate its business in the ordinary course prior to the closing and not to take the following actions, among others, without the prior written consent of Medallion:

•

except in connection with the Charter Amendments and amendments to Sports Properties’ bylaws so they are consistent with the Charter Amendments, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

•

split, combine or reclassify any shares of Sports Properties’ capital stock or other equity securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Sports Properties’ capital stock or other equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of Sports Properties’ capital stock or other equity securities, except as set forth in the Framework Agreement;

•

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any of Sports Properties’ capital stock, warrant or other equity securities, or (y) amend any term of any of Sports Properties’ capital stock or other equity securities (in each case, whether by merger, consolidation or otherwise), except as set forth in the Framework Agreement;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business, except as set forth in the Framework Agreement;

•	sell, lease or otherwise transfer, or create or incur any lien on, any of Sports Properties’ assets, securities, properties, or businesses, other than in the ordinary course of business;

•	make any material loans, advances or capital contributions to, or investments in, any other person or entity;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

•	enter into any hedging arrangements;

•

enter into or amend any material contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect Sports Properties, or any successor thereto, or that could, after the consummation of the Framework Transactions, limit or restrict in any respect Sports Properties from engaging or competing in any line of business, in any location or with any person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits;

•	increase compensation, bonus or other benefits payable to any director, officer or employee;

•	change the methods of accounting, except as required by concurrent changes in law or generally accepted accounting principles;

•

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against Sports Properties, including any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated by the Framework Agreement;

•

make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability;

•	take any action or omit to take any action that is reasonably likely to result in any of the closing conditions not being satisfied; or

•	agree, resolve or commit to do any of the foregoing.

The Framework Agreement contains additional covenants of the parties, including, among others, covenants providing for:

•

preparation and filing of a proxy statement to solicit proxies from Sports Properties’ stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meetings and reasonable best efforts by the parties to respond to any comments made by the SEC as promptly as practicable after such filing;

•

Sports Properties taking all action necessary to convene a meeting of stockholders and warrantholders to obtain the approval of the proposals that will be presented for consideration at the special meetings;

•	Sports Properties’ ability to seek to purchase, or enter into binding contracts to purchase Sports Properties’ IPO Shares following the initial filing of the proxy statement with the SEC;

•	protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	the waiver by Medallion of its rights to make claims against Sports Properties to collect from the trust account for any monies that Sports Properties may owe to it; and

•	amendment of Sports Properties’ bylaws to ensure they are consistent with the Charter Amendments.

Conditions to Closing

Consummation of the transactions contemplated by the Framework Agreement is conditioned upon

•	the affirmative vote of

•	a majority of the outstanding shares of Sports Properties’ common stock entitled to vote at a stockholders meeting approving the Initial Charter Amendment,

•

a majority of the IPO Shares, and a majority of the outstanding shares of Sports Properties’ common stock, cast at the stockholders meeting approving the Framework Transactions (and the Trust Amendment Agreement), and

•

a majority of the outstanding shares of Sports Properties’ common stock entitled to vote, and a majority of the outstanding shares of Sports Properties’ common stock cast at the stockholders meeting, approving the Second Charter Amendment,

•	the holders of an aggregate of fewer than 50% in interest of the IPO Shares both voting against the Framework Transactions and exercising their conversion rights, and

•	a majority of the holders of Sports Properties’ warrants approving the amendment to Sports Properties’ warrants.

In addition, the consummation of the transactions contemplated by the Framework Agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree having been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of such transactions;

•

the accuracy of the representations and warranties made by each party and the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect, and all covenants contained in the Framework Agreement having been materially complied with by each party;

•	the trust account containing at least $100 million (after payment to stockholders who exercise conversion rights and payment to stockholders from whom IPO Shares are purchased by Sports Properties);

•

receipt by Sports Properties of an opinion from Richards, Layton & Finger, P.A. relating to the Initial Charter Amendment and the Third Charter Amendment and the Initial Charter Amendment and the Second Charter Amendment having been filed with the Secretary of State of Delaware and being in full force and effect;

•

Sports Properties and the underwriters in Sports Properties’ IPO having entered into agreements to reduce the compensation they will receive upon the consummation of the Framework Transactions to no more than the lesser of (x) 1.5% multiplied by the balance of the trust account after payment to converting stockholders and for forward purchase contracts of IPO Shares and (y) $2.15 million; and

•

Sports Properties and the stockholders who acquired the shares prior to the IPO having entered into amendments to each of the letter agreements between Sports Properties, Banc of America Securities LLC and each such stockholder, pursuant to which Medallion agrees to cancel all of its shares acquired prior to the IPO and such other stockholders agree to cancel certain of their shares acquired prior to the IPO, prior to or upon consummation of the Framework Transactions, so that such other stockholders retain no more than 25,000 shares acquired prior to the IPO in the aggregate.

Waiver

If permitted under applicable law, either Sports Properties or Medallion may waive any inaccuracies in the representations and warranties made to such party contained in the Framework Agreement or in any document delivered pursuant to the Framework Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Framework Agreement or in any document delivered pursuant to the Framework Agreement. The condition requiring that the holders of an aggregate of fewer than 50% in interest of the IPO Shares affirmatively vote against the proposal to approve the Framework Transactions and demand conversion of their shares into cash may not be waived. Sports Properties would file a Current Report on Form 8-K and issue a press release to disclose any waiver of any representation, warranty or condition to the Framework Agreement. If such waiver is material to investors, a supplement to the proxy statement to solicit proxies from Sports Properties’ stockholders and warrantholders to vote on the proposals described herein would also be sent to holders of IPO Shares as promptly as practicable. There can be no assurance that all of the conditions will be satisfied or waived. At any time prior to the closing, either Sports Properties or Medallion may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Framework Agreement.

The existence of the financial and personal interests of Sports Properties’ directors may result in a conflict of interest on the part of one or more of them between what he or she may believe is best for Sports Properties and what he or she may believe is best for himself or herself in determining whether or not to grant a waiver in a specific situation.

Termination

The Framework Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Sports Properties and Medallion;

•	by either Sports Properties or Medallion:

•

if any court of competent jurisdiction or other competent government authority has issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting any or all of the transactions contemplated by the Framework Agreement, and such statute, rule, regulation, order, decree or injunction or other injunction has become final and non-appealable;

•

in the event of (i) a material breach of the Framework Agreement by the non-terminating party if such non-terminating party fails to cure such breach within twenty business days following notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under the Framework Agreement becoming impossible if the failure of such condition to be satisfied is not caused by a breach of the Framework Agreement by the terminating party or its affiliates; or

•

if the transactions contemplated by the Framework Agreement are not consummated on or before the date on which Sports Properties’ existence terminates as set forth in its amended and restated certificate of incorporation unless such failure to consummate such transactions is due to the failure to act by the terminating party or its affiliates.

Effect of Termination

In the event of proper termination by either Sports Properties or Medallion, the Framework Agreement will become void and have no effect, without any liability or obligation on the part of Sports Properties or Medallion, except that:

•	the obligations regarding confidentiality and public disclosure as set forth in the Framework Agreement will survive;

•

the waiver by Medallion of all rights against Sports Properties to collect from the trust account for any monies that may be owed to it by Sports Properties for any reason whatsoever, including but not limited to a breach of the Framework Agreement, and the acknowledgement that Medallion will not seek recourse against the trust account for any reason whatsoever, will survive;

•

the rights of the parties to bring actions against each other for any knowing or willful breach of any of the other party’s representations, warranties, covenants or other undertakings set forth in the Framework Agreement will survive; and

•	the fees and expenses incurred in connection with the Framework Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

Whether or not the transactions contemplated by the Framework Agreement are consummated and except as otherwise provided in the Framework Agreement, each party will bear its own expenses in connection with the transactions contemplated by the Framework Agreement.

Confidentiality; Access to Information

Each party will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the transactions contemplated by the Framework Agreement reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Sports Properties and Medallion will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Framework Agreement, subject to customary exceptions.

Amendments

The Framework Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. Sports Properties would file a Current Report on Form 8-K to disclose any amendment to the Framework Agreement entered into by the parties. If such amendment is material to investors, a supplement to the proxy statement to solicit proxies form Sports Properties’ stockholders and warrantholders to vote on the proposals described herein would also be sent to holders of IPO Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the Framework Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Framework Agreement and the transactions contemplated thereby; and

•

not issue or otherwise make any public announcement or communication pertaining to the Framework Agreement or the transactions contemplated thereby without the prior consent of the other party, which will not be unreasonably withheld, except as may be required by applicable law or court process.

A copy of the Framework Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Framework Agreement is qualified in its entirety by reference to the full text of the Framework Agreement.

The Trust Agreement Amendment

In connection with the proposed Framework Transactions, Sports Properties is proposing amendments (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of January 17, 2008, between Sports Properties and Continental Stock Transfer & Trust Company (the “Trust Agreement”), which governs Sports Properties’ trust account, to, among other things, revise the definition of “Business Combination” to include the consummation of the Framework Transactions so that Sports Properties may release the funds from the trust account upon consummation of the Framework Transactions. The Trust Agreement may be amended with the consent of the registered holders of a majority of the public stockholders. Approval of the Trust Agreement Amendment is a condition to consummation of the Framework Transactions. Assuming approval by the public stockholders, the Trust Agreement Amendment will be effective immediately upon closing of the Framework Transactions.

A copy of the form of the Trust Agreement Amendment is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the form of the amendments to the Trust Agreement Amendment is qualified in its entirety by reference to the full text of the form of the Trust Agreement Amendment.

The Transitional Services Agreement

Following consummation of the Framework Transactions, Sports Properties will enter into a Transitional Services Agreement with Medallion (the “Transitional Services Agreement”) pursuant to which Medallion will provide Sports Properties the services of Sports Properties’ senior management team and with access to, among other things, Medallion’s information technology, office space, personnel and other resources necessary to enable Sports Properties to operate its business. Under the Transitional Services Agreement, Sports Properties will also have access to Medallion’s taxicab underwriting and operations teams. Medallion will also provide Sports Properties assistance with corporate operations, legal and compliance functions and governance. The Transitional Services Agreement requires Medallion to manage the business affairs of Sports Properties in conformity with the policies that are approved and monitored by the board of directors of Sports Properties. The Transitional Services Agreement will have a term of three years and can be extended for additional one year periods by the mutual agreement of both parties. Either party may also terminate the agreement annually upon 180 days prior notice to the other party.

Sports Properties will pay Medallion an annual fee equal to 1.0% of Sports Properties’ stockholders’ equity (as defined in the Transitional Services Agreement), calculated and payable quarterly in arrears. Sports Properties will reimburse Medallion quarterly in cash for the costs and expenses associated providing assistance with Sports Properties’ corporate operations, accounting, legal and compliance functions and governance. The reimbursement obligation is not subject to any dollar limitation. Medallion will have the right to waive the reimbursement of any such costs and expenses for any period in its discretion if it determines that such reimbursement will compromise its status as a regulated investment company under the Internal Revenue Code of 1986, as amended.

The Transition Services Agreement provides that Medallion will not compete with Sports Properties for opportunities related to acquiring and managing taxicab medallions and fleet operations for a period of five years. Also, Sports Properties and Medallion agreed that Sports Properties will have priority relating to the provision of services to the taxicab industry which do not constitute financial services while Medallion will have priority over opportunities related to the taxicab industry which constitute financial services, provided that Medallion is permitted to acquire and manage taxicab medallions that it acquires as a result of a default under or in settlement of any loan provided by Medallion. This exclusivity clause expires five years after the date of the Transitional Services Agreement.

Pursuant to this agreement, Medallion will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Sports Properties’ board of directors in following or declining to follow Medallion’s advice or recommendations. Under the terms of the Transitional Services Agreement, Medallion, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by Medallion and any person providing services to Medallion will not be liable to Sports Properties, any subsidiary of Sports Properties, its directors, its stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Transitional Services Agreement, except due to acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties. In addition, Sports Properties has agreed to indemnify Medallion, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by Medallion and any person providing services to Medallion with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of Medallion not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Transitional Services Agreement.

In the future, Sports Properties may enter into additional transactions with Medallion or its affiliates. In particular, Sports Properties may purchase assets from, sell assets to or arrange financing from or provide financing to Medallion or its affiliates. However, any such transactions will require approval by a majority of Sports Properties’ independent directors who are disinterested in the transaction.

The Transitional Services Agreement is intended to provide Sports Properties with the personnel Sports Properties needs for its business on a transitional basis. However, Sports Properties may hire additional employees to grow and run its business as circumstances require.

The Warrant Agreement Amendment

In connection with the proposed Framework Transactions, Sports Properties is proposing amendments (the “Warrant Agreement Amendment”) to the Warrant Agreement , dated as of January 17, 2008, between Sports Properties and Continental Stock Transfer & Trust Company, which governs its outstanding warrants, by entering into a Supplement & Amendment to Warrant Agreement, by Sports Properties and Continental Stock Transfer & Trust Company, to provide that (i) the exercise price of its warrants will be increased to $12.00 per share, (ii) the expiration date of the warrants will be extended from January 17, 2012 to January 17, 2015, (iii) the price at which Sports Properties’ common stock must trade before it is able to redeem the warrants it issued in its IPO will be increased from $14.25 to $18.75 and (iv) the cashless exercise feature of the warrants Sports Properties issued in its IPO will be eliminated. Pursuant to the Warrant Agreement, the parties may amend the Warrant Agreement with the written consent of the registered holders of a majority of the then outstanding warrants. Approval of the warrant amendments is a condition to consummating the Framework Transactions. Assuming approval by the holders of Sports Properties’ warrants, the amendments will be effective immediately upon closing of the Framework Transactions.

A copy of the form of the amendment to the Warrant Agreement is attached hereto as Exhibit 10.7 and is incorporated herein by reference. The foregoing description of the form of the amendments to the Warrant Agreement is qualified in its entirety by reference to the full text of the form of the amendment to the Warrant Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Framework Agreement, Sports Properties is proposing that its stockholders vote to adopt the proposed 2010 equity incentive plan (the “2010 Equity Incentive Plan”), to be effective upon consummation of the transactions contemplated by the Framework Agreement. The 2010 Equity Incentive Plan will provide for grants of restricted common stock and other equity-based awards from time to time up to an aggregate of 7.5% of the issued and outstanding shares of Sports Properties’ common stock at the time of the award, subject to a ceiling of 4,000,000 shares available for issuance under the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan will provide Sports Properties with a means of securing and retaining key employees and others of outstanding ability and to motivate such individuals to exert their best efforts on Sports Properties’ behalf.

Item 8.01	Other Events.

On November 18, 2009, Sports Properties issued a press release announcing that it entered into a Framework Agreement with Medallion, which sets forth the steps Sports Properties will take to continue its business as a corporation that acquires and actively manages taxicab medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

Exhibit 10.1	Form of Initial Charter Amendment.

Exhibit 10.2	Form of Second Charter Amendment.

Exhibit 10.3	Form of Third Charter Amendment.

Exhibit 10.4	Framework Agreement, dated as of November 18, 2009, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp.

Exhibit 10.5	Form of Trust Agreement Amendment.

Exhibit 10.6	Form of Warrant Agreement Amendment.

Exhibit 99.1	Press release of Sports Properties Acquisition Corp. dated November 18, 2009.

Forward-looking statements

This report and the exhibits hereto include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Sports Properties’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Sports Properties’ expectations with respect to future performance, anticipated financial impacts of the proposed transactions, certificate of incorporation and warrant amendments and related transactions; approval of the proposed certificate of incorporation and warrant amendments and related transactions by stockholders and warrantholders, as applicable; the satisfaction of the closing conditions to the proposed transactions, certificate of incorporation and warrant amendments and related transactions; and the timing of the completion of the proposed transactions, certificate of incorporation and warrant amendments and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Sports Properties’ control and difficult to predict. Factors that may cause such differences include, but are not limited to, the following:

•	Regulatory changes affecting the taxicab industry;
•	The level of rental revenue Sports Properties achieves from its assets;

•	The market value and the supply of, and demand for, taxicab medallions;

•	The challenges that Sports Properties may face as a result of the current economic slow-down;

•	The conditions in the local markets in which Sports Properties operates, as well as changes in national economic and market conditions;

•	Sports Properties’ ability to lease and acquire taxicab medallions;

•	The level of revenue Sports Properties achieves from its fleet operations;

•	Sports Properties’ ability to enter into new leases or to renew leases with existing lessees of its taxicab medallions at favorable rates;

•	The competitive landscape impacting the taxicab industry;

•	Sports Properties’ relationships with its lessees and their financial condition;

•

Sports Properties’ use of leverage as part of its financing strategy and its ability to make payments or to comply with any covenants under any borrowings or other debt facilities Sports Properties obtains;

•	The growth or continuing importance of taxicabs located in the major metropolitan areas in which Sports Properties invests;

•	The level of Sports Properties’ operating expenses, including amounts Sports Properties is required to pay to its management team;

•	Sports Properties’ net realized gain or loss on the sale or other disposition of taxicab medallions; and

•	Changes in interest rates that could impact the market price of its common stock and the cost of its borrowings.

Other factors include the possibility that the transactions contemplated by the Framework Agreement do not close, including due to the failure to receive required stockholder and warrantholder approvals, or the failure of other closing conditions.

Sports Properties cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Sports Properties’ most recent filings with the SEC and in the definitive proxy statement to be used in connection with the transactions contemplated by the Framework Agreement, as described below. All subsequent written and oral forward-looking statements concerning Sports Properties, the Framework Agreement, the related transactions or other matters and attributable to Sports Properties or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Sports Properties cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Sports Properties does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Sports Properties intends to file a preliminary proxy statement with the SEC in connection with the proposed transactions, certificate of incorporation amendments and the warrant amendments and to mail a definitive proxy statement and other relevant documents to Sports Properties’ stockholders and warrantholders. Sports Properties’ stockholders and warrantholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with solicitation of proxies for the special meetings of Sports Properties’ stockholders and warrantholders to be held to approve the proposed transactions, certificate of incorporation amendments and the warrant amendments because this proxy statement will contain important information about Sports Properties and the proposed transactions. Such persons can also read Sports Properties’ final prospectus from its initial public offering dated January 17, 2008, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 27, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of Sports Properties’ officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders and warrantholders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments, the warrant amendments and related transactions. Stockholders and warrantholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Sports Properties Acquisition Corp., 437 Madison Avenue New York, New York 10022, Attention: Andrew Murstein, telephone (212) 328-2100.

Participation in Solicitation

Sports Properties, and its respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of Sports Properties’ stockholders and Sports Properties’ warrantholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in Sports Properties is contained in Sports Properties’ Annual Report. Sports Properties’ stockholders and warrantholders may also obtain additional information about the interests of its directors and officers in the transactions by reading the preliminary proxy statement and other relevant materials to be filed by Sports Properties with the SEC when they become available.

Disclaimer

This report (and the exhibits hereto) is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS PROPERTIES ACQUISITION CORP.

Dated: November 18, 2009	By:	/s/ LARRY D. HALL
Larry D. Hall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Initial Charter Amendment.

Exhibit 10.2	Form of Second Charter Amendment.

Exhibit 10.3	Form of Third Charter Amendment.

Exhibit 10.4	Framework Agreement, dated as of November 18, 2009, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp.

Exhibit 10.5	Form of Trust Agreement Amendment.

Exhibit 10.6	Form of Warrant Agreement Amendment.

Exhibit 99.1	Press release of Sports Properties Acquisition Corp. dated November 18, 2009.